FORM OF
AMENDED SCHEDULE A

THIS AMENDED SCHEDULE A, dated as of 15th September, 2008, is Schedule A to that certain Underwriting Agreement dated as of December 31, 2000, as amended (the “Agreement”), between PFPC Distributors, Inc. and Matthews International Funds and is amended for the addition of Matthews Asia Small Companies Fund.

SCHEDULE A

IDENTIFICATION OF SERIES

Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the effective date of this Agreement.

Matthews Asia Pacific Fund
Matthews Asia Pacific Equity Income Fund
Matthews Pacific Tiger Fund
Matthews Asian Growth and Income Fund
Matthews Asian Technology Fund
Matthews China Fund
Matthews India Fund
Matthews Japan Fund
Matthews Korea Fund
Matthews Asia Small Companies Fund

This Schedule A may be amended from time to time by agreement of the parties.

PFPC DISTRIBUTORS, INC.

By: _______________________

Name: _____________________

Title: ______________________

MATTHEWS INTERNATIONAL FUNDS

By: ______________________

Name: ____________________

Title: _____________________